Exhibit (d)(v)(8)

PACIFIC SELECT FUND

AMENDMENT NO. 9 TO THE

PORTFOLIO MANAGEMENT AGREEMENT

THIS AMENDMENT, made effective the 1st day of May, 2015, is made to the Portfolio Management Agreement (the “Agreement”) dated May 5, 2000, as amended on January 1, 2001, August 5, 2004, December 9, 2005, May 1, 2007, May 1, 2008, October 31, 2013, and August 1, 2014 by and among Pacific Life Insurance Company, a Nebraska corporation (“Pacific Life”), Pacific Investment Management Company LLC, a Delaware limited liability company (“PIMCO” or the “Subadviser”), and Pacific Select Fund, a Massachusetts Business Trust (the “Trust”), which agreement was transferred and assigned from Pacific Life to Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (the “Investment Adviser”), on May 1, 2007. The Agreement is hereby amended as set forth below (the “Amendment”) and renamed the “Subadvisory Agreement.” Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Subadviser and Trust (together, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1. All references to “Fund” are changed to “Trust” and all references to “Portfolio Manager” are changed to “Subadviser.”

2. The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

3. Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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PFST/PIMCO Amend No. 9	Page 1 of 2

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: SVP, Fund Advisor Operations		Title: Secretary

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
	Name: Howard T. Hirakawa		Name: Jane M. Guon
	Title: Senior Vice President		Title: Secretary

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent L. Holden
Name: Brent L. Holden
Title: Managing Director

PFST/PIMCO Amend No. 9	Page 2 of 2

Exhibit A

PACIFIC SELECT FUND

FEE SCHEDULE

Effective:         May 1, 2015

Portfolio:         Managed Bond

The Investment Adviser will pay to PIMCO a monthly fee for its services based on the following:

(a) The annual percentage of the combined* average daily net assets of the Managed Bond Portfolio and the Segment of the PF Managed Bond Fund of Pacific Funds Series Trust managed by Subadviser according to the following schedule:

Rate%	Break Point (assets)

0.250%	On the first $1 billion

0.200%	On the next $2 billion

0.175%	On the excess**

(b) Multiplied by the combined* average daily net assets of the Managed Bond Portfolio and the Segment of the PF Managed Bond Fund of Pacific Funds Series Trust managed by the Subadviser for the relevant calendar month.

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

*Assets are combined only while the Subadviser is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Managed Bond Portfolio only.

**The 0.175% breakpoint rate only applies between May 1, 2015 through April 30, 2018. For avoidance of doubt, as of May 1, 2018, the rate of 0.200% will apply to all applicable assets in excess of $1 billion.

A-1

Portfolio:         Inflation Managed

The Investment Adviser will pay to the Subadviser a monthly fee for its services based on the following:

(a) The annual percentage of the combined* average daily net assets of the Inflation Managed Portfolio and the Segment of PF Inflation Managed Fund of Pacific Funds Series Trust managed by Subadviser according to the following schedule:

Rate%	Break Point (assets)

0.250%	On the first $1 billion

0.200%	On the excess

(b) Multiplied by the combined* average daily net assets of the Inflation Managed Portfolio and the Segment of PF Inflation Managed Fund of Pacific Funds Series Trust managed by the Subadviser for the relevant calendar month.

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

*Assets are combined only while the Subadviser is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Inflation Managed Portfolio only.

A-2